EXHIBIT 10.5

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 18th day of June 2008, among First Perry Bancorp, Inc. (“First Perry”), with principal offices at 101 Lincoln Street, Marysville, Pennsylvania, 17053, HNB Bancorp, Inc. (“HNB”), with principal offices at 3rd and Market Streets Halifax, PA 17032, and William Hummel (“Executive”).

WITNESSETH:

WHEREAS, First Perry and HNB intend to enter into an Agreement and Plan of Consolidation dated on or about June 18, 2008 (“Consolidation Agreement”) pursuant to which First Perry and HNB shall consolidate into a new holding company (“Holding Company”) which is a Pennsylvania business corporation (the “Consolidation”);

WHEREAS, Executive is the Chief Executive Officer of First Perry;

WHEREAS, as inducement for First Perry to enter into the Consolidation Agreement, Executive has agreed to be employed by the Holding Company for a four year period commencing on the Effective Date (as defined in the Consolidation Agreement) and terminating four years later;

WHEREAS, Executive desires to serve the Holding Company under the terms and conditions set forth herein;

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

1.                                       Relationship.  On the effective date of this Agreement, the Holding Company engages Executive and Executive hereby agrees to serve the Holding Company, under the terms and conditions set forth in this Agreement.

2 .                                    Duties of Executive.  Executive shall perform and discharge well and faithfully such duties as necessary to assist the Holding Company with the consolidation of First Perry and HNB and perform such other reasonable duties and meet such reasonable performance goals as assigned to him by the Chief Executive Officer of the Holding Company.  The Chief Executive Officer of the Holding Company shall develop reasonable performance goals for Executive which will be provided to the Executive on at least an annual basis.

3.                                       Term of Agreement.  This Agreement shall commence on the Effective Date (as defined in the Consolidation Agreement) and shall expire four (4) years later (“Term”).  The Effective Date of this Agreement shall be the Effective Date as defined in the Consolidation Agreement.

4.                                       Compensation.  For his services under this Agreement, the Holding Company shall pay Executive an annual salary equal to $40,000, minus applicable withholdings and deductions, payable at the same times as salaries are payable to other executive employees.

5.                                       Benefits.

(a)  The Holding Company shall arrange for Executive to receive health insurance coverage for the Term of this Agreement.

(b)  The Holding Company shall also provide Executive with a Holding Company or bank owned vehicle for his use during the term of this Agreement.

6.                                       Termination of Employment.

(a)  The Holding Company may terminate Executive’s employment at any time for Cause.  Cause is defined as failing to meet the mutually agreed upon goals and standards set by the Holding Company or his removal from office or permanently prohibited from participating in the conduct of the Holding Company’s affairs by a final order issued by an appropriate federal banking agency pursuant to Section 8(e) or 8(g) of the Federal Deposit Insurance Act or by the Comptroller of the Currency pursuant to national law. In the event Executive’s employment is terminated for Cause, all obligations of the Holding Company shall terminate.

(b)  In the event Executive’s employment is terminated by the Holding Company for any reason other than Cause prior to the expiration of this Agreement, then Executive shall be entitled to his annual salary for the remainder of the Term of this Agreement.

7.                                       Unauthorized Disclosure.  During the Term, or at any later time, the Executive shall not, without the written consent of the President or Chief Executive Officer of the Holding Company or a person authorized thereby, knowingly disclose to any person, other than an employee of the Holding Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties, any material confidential information obtained while performing services for the Holding Company with respect to any of the Holding Company’s services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to the Holding Company; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Holding Company; and provided further that nothing contained herein shall prevent Executive, with or without the consent referenced above, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

8.                                       Work Made for Hire.  Any work performed by the Executive under this Agreement should be considered a “Work Made for Hire” as the phrase is defined by the U.S. patent laws and shall be owned by and for the express benefit of the Holding Company and their subsidiaries and affiliates.  In the event it should be established that such work does not qualify as a Work Made for Hire, Executive agrees to and does hereby assign to the Holding Company, and its affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and propriety rights.

9.                                       Return of Company Property and Documents.  Executive agrees that, at the time of termination of this Agreement, regardless of the reason for termination, he will deliver to the Holding Company and their subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of this Agreement.

10.                                 Notices.  Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive’s residence, in the case of notices to Executive, and to the principal executive offices of the Holding Company, in the case of notices to the Holding Company.

11.                                 Waiver.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the President or Chief Executive Officer of the Holding Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

12.                                 Assignment.  This Agreement shall not be assignable by any party, except by the Holding Company to any successor in interest to its respective business.

13.                                 Entire Agreement.  This Agreement supersedes any and all agreements, either oral or in writing, between the parties regarding Executive’s services and contains all the covenants and agreements between the parties with respect to his employment by the Holding Company.  This Agreement does not supersede the Acknowledgment and Release entered into among First Perry Bancorp, Inc., the First National Bank of Marysville, HNB Bancorp, Inc., Halifax National Bank, and William Hummel.

14.                                 Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

16.                                 Headings.  The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:	HNB BANCORP, INC.

/s/ Robert M. Garst	By:	/s/ Kirk D. Fox

FIRST PERRY BANCORP, INC.

/s/ Dorothy A. Taylor	By:	/s/ Robert Garst

EXECUTIVE

/s/ Dorothy A. Taylor	/s/ William Hummel
William Hummel